As filed with the Securities and Exchange Commission on December 23, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwest Gas Corporation

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation or Organization)

88-0085720

(I.R.S. Employer Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 891193-8510

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George C. Biehl

Executive Vice President, Chief Financial Officer and Corporate Secretary

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Mattson, Jr., Esq.

Brandon C. Parris, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per security	Aggregate maximum offering price	Amount of registration fee(6)(7)
Common Stock, par value $1 per share(2)	(6)			$0
Preferred Stock (without par value)(3)				$0
Preference Stock, par value $20 per share(3)
Debt Securities				$0
Depositary Shares(3)(4)				$0
Warrants				$0
Units(5)				$0

(1)	Also includes an indeterminate principal amount or number of shares of common stock, shares of preferred stock, depository shares, and debt securities which may be issued or sold from time to time by Southwest Gas Corporation, including upon exercise, conversion or exchange for any preferred stock, debt securities, depositary shares, warrants, or units, as applicable.
(2)	Shares of common stock may be issuable in primary or secondary offerings and upon conversion of one or more classes of the securities registered hereby.
(3)	Shares of preferred stock, preference stock and depositary shares may be issuable upon conversion of debt securities, warrants or units registered hereby.
(4)	In the event Southwest Gas Corporation elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such deposit agreement. Preferred stock may be issued, in certain circumstances, upon surrender of the Depositary Shares.
(5)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more classes of the securities registered hereby, which may or may not be separable from one another.
(6)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.
(7)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee and will pay such fee subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

SOUTHWEST GAS CORPORATION

Common Stock • Preferred Stock • Preference Stock • Debt Securities •

Depositary Shares • Warrants • Units

We or selling securityholders may from time to time offer to sell common stock, preferred stock, debt securities, depositary shares, warrants, or units.

Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus. Prospectus supplements will be filed and other offering material may be provided at later dates that will contain specific information about the offering and specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SWX.”

We or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

See the “Risk Factors” section of our filings with the SEC and the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

None of the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2008.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we, or selling securityholders, may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time.

This prospectus provides you with a general description of the securities we, or selling securityholders, may offer. Each time we, or selling securityholders, sell securities, we will provide a prospectus supplement or other offering material containing specific information about the terms of the securities offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Corporation and its consolidated subsidiaries.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•

Our Current Reports on Form 8-K filed with the SEC on February 28, 2008, February 29, 2008, March 17, 2008, May 9, 2008, July 31, 2008, September 18, 2008, September 29, 2008, November 17, 2008 and December 17, 2008;

•	The description of our common stock contained in Current Report on Form 8-K dated July 22, 2003, and any amendment or report filed for the purpose of updating such description; and

•

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of this offering.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings by writing or telephoning us at:

Southwest Gas Corporation 5241 Spring Mountain Road P.O. Box 98510 Las Vegas, Nevada 89193-8510 Attention: Corporate Secretary Telephone: (702) 876-7237

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. A number of important factors affecting our business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, conditions in the housing market, the effects of a U.S. economic recession, interest rates, our ability to recover costs through our PGA mechanisms, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on the availability of financing and financing costs, the impact of stock market volatility, rating agency actions, changes in construction expenditures and financing, renewal of franchises, easements and rights-of-way, changes in operations and maintenance expenses, effects of accounting changes, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, acquisitions and management’s plans related thereto, competition, and our ability to raise capital in external financings. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOUTHWEST GAS CORPORATION

Southwest was incorporated in March 1931 under the laws of the state of California and is composed of two business segments: natural gas operations and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Northern Pipeline Construction Co., a wholly owned subsidiary, is a full-service underground piping contractor that provides utility companies with trenching and installation, replacement, and maintenance services for energy distribution systems.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (“CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission.

Our administrative offices are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237.

DESCRIPTION OF SECURITIES THAT WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of common stock;

•	shares of preferred stock;

•	shares of preference stock;

•	debt securities, which may convertible into one or more classes of the securities registered hereby;

•	depositary shares;

•	warrants exercisable for one or more classes of securities registered hereby; and

•	units of one or more classes of the securities registered hereby, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement and other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement and other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our restated articles of incorporation, our bylaws and other applicable law. See “Available Information.”

Our authorized capital stock consists of (1) 60,000,000 shares of common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. No other classes of capital stock are authorized under our restated articles of incorporation.

Common Stock

Dividends

Subject to any future rights which may be granted to holders of any series of our preferred stock or preference stock, holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare.

Voting rights

Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to cumulative voting rights with respect to the election of directors and any class or series voting rights of holders of preferred stock or preference stock.

Liquidation

In the event of any liquidation, dissolution or winding up of Southwest, whether voluntary or involuntary, the holders of shares of our common stock, subject to any rights of the holders of outstanding shares of our preferred stock or preference stock, are entitled to receive any remaining assets of Southwest after the discharge of its liabilities.

Preemptive rights

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Shares of our preferred stock, in preference to the holders of any preference stock or common stock, may be issued in one or more series, and our board of directors is authorized to and to determine the designation and to fix the number of shares of each series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

Prior to the issuance of shares of a series of preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	voting rights, if any, of the preferred stock;

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Preference Stock

Shares of our preference stock, in preference to the holders of any common stock, may be issued in one or more series, and our board of directors is authorized to and to determine the designation and to fix the number of shares of each series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series.

Prior to the issuance of shares of a series of preference stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix a each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	voting rights, if any, of the preference stock;

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preference stock;

•	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preference stock will accumulate;

•

the terms and conditions, if applicable, upon which the preference stock will be convertible into common stock, another series of preference stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•	liquidation preferences;

•

any limitations on the issuance of any class or series of preference stock ranking senior to or on a parity with the class or series of preference stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preference stock.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preference stock being offered:

•	the number of shares of the preference stock offered, the liquidation preference per share and the offering price of the preference stock;

•	the procedures for any auction and remarketing, if any, for the preference stock;

•	any listing of the preference stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preference stock.

Certain Anti-Takeover Matters

Our restated articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in control of Southwest. The material provisions which may have such an effect are:

•

provisions requiring an affirmative vote of the holders of at least 85 percent of the outstanding shares of our common stock entitled to vote in order to approve certain types of business combinations;

•	a provision permitting our board of directors to make, amend or repeal our bylaws;

•

authorization for our board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the our board of directors; and

•	provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of our common stock entitled to vote.

Some acquisitions of our outstanding voting shares may require approval of various state regulatory authorities.

Limitation of Liability and Indemnification Matters

Our restated articles of incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the “General Corporation Law”):

•

authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of Southwest or by Southwest for breach of a director’s duties to Southwest and its shareholders; and

•

authorizes Southwest to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided (a) for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of Southwest or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Southwest or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Southwest or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to Southwest or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the General Corporation Law. In addition, Southwest may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the General Corporation Law.

Our bylaws provide that we have the power to indemnify directors and officers to the fullest extent permitted under California law and our restated articles of incorporation. We have entered into indemnification agreements with our directors and officers which require that we indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the General Corporation Law. We also maintain a directors’ and officers’ liability insurance policy insuring our directors and officers for covered losses as defined in the policy.

Listing

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SWX.”

Transfer Agent And Registrar

We are the registrar and transfer agent for our common stock and, unless otherwise indicated in a prospectus supplement, we will be the transfer agent, dividend and redemption price disbursement agent, and registrar for each series of preferred stock or preference stock, as applicable.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth the general terms and provisions of the debt securities that we may offer pursuant to this prospectus. The indebtedness represented by the debt securities will rank equally with all of our other unsecured and unsubordinated debt.

The debt securities will be issued in one or more series under the indenture, as such indenture may be supplemented by a supplemental indenture from time to time, between Southwest and an entity, identified in the applicable prospectus supplement, as trustee. The indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities. The indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.”

We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement.

When the debt securities are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. This summary and any description of debt securities in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.

General

We may issue an unlimited amount of debt securities under the indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southwest will be unsecured obligations.

The applicable prospectus supplement, or other offering material, relating to any series of debt securities in respect to which this prospectus is being delivered may contain the following terms, among others, for each such series of debt securities:

•	the title of the debt securities;

•	any limit upon the principal amount of the debt securities;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” and any record dates for the interest payable on the interest payment dates;

•

any obligation or option to redeem, purchase or repay debt securities, or any option of the registered holder to require Southwest to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	whether the debt securities are to be issued in whole or in part in bearer form and, if so, the terms and conditions for the payment of interest;

•	the opportunity to convert or exchange debt securities to common stock, preferred stock, debt securities or other securities; and

•	any other terms of the debt securities.

Payment of Debt Securities

Interest

Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date by check mailed and/or wire transfer to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date, except that interest payable at stated maturity, upon redemption or otherwise, will be paid to the person to whom principal is paid.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

Principal

Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium and interest on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the prospectus supplement.

In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents.

Form; Transfers; Exchanges

The debt securities will be issued in fully registered, bearer, coupon or global form and in denominations that are even multiples of $1,000, unless otherwise provided in a prospectus supplement.

With respect to debt securities that are not issued in book-entry form, you may exchange or transfer debt securities of a series issued in one denomination for debt securities of the same series issued in different denominations that are even multiples of $1,000, unless otherwise provided in the prospectus supplement or other offering material. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars.

Except as otherwise provided in a prospectus supplement, there will be no service charge for any such transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block any such transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

The debt securities may be issued in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. Under this arrangement, the depositary will hold the certificate for the debt securities and establish a book entry registration and transfer system to cover the beneficial ownership of the debt securities. The book entry registration and transfer system is designed to eliminate the need to hold individual certificates representing the debt securities and ease the transfer and exchanges of interests, without affecting the rights and interests you may have as an owner of an interest in the debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be issued in global form will be described in the prospectus supplement.

Redemption

We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any part of a series are to be redeemed, the trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the trustee will choose a method of random selection it deems fair and appropriate.

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. If only part of a debt security is redeemed, the trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities.

Events of Default

An “event of default” occurs with respect to debt securities of any series if:

•	we do not pay any interest on any debt securities of the series within 30 days of the due date;

•	we do not pay principal or premium on any debt securities of the series on its due date;

•	we do not pay any sinking fund payments, when due, on any debt securities of the series;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties solely to a specific series) of the indenture for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the series;

•

we do not pay $50,000,000 or more of the principal of any other debt, including debt securities of any other series, when due and payable, for ten business days after we have received written notice of the default stating we are in breach and requiring remedy of the breach; notice must be sent by either the trustee or registered holders of 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to us; or

•	any other event of default specified in the prospectus supplement occurs.

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. There is no automatic acceleration, even in the event of our bankruptcy, insolvency, receivership or reorganization.

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if all events of default, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

For more information as to waiver of defaults, see “Waiver of Default and of Compliance” below.

Control By Registered Holders; Limitations

Subject to the indenture, if an event of default with respect to the debt securities of any one series occurs and is continuing, the registered holders of a majority in the principal amount of the outstanding debt securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee; or

•	exercise any trust or power conferred on the trustee with respect to the debt securities of the series; provided that

•	the registered holders’ directions will not conflict with any law or the indenture; and

•	the registered holders’ directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction.

In addition, the indenture provides that no registered holder of any debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default;

•

the registered holders of 25% in aggregate principal amount of the outstanding debt securities of the affected series have made written request to the trustee to institute proceedings in respect of that event of default;

•	the registered holders have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of the affected series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

The trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in the fourth bullet point under “Events of Default,” no notice shall be given to the registered holders until at least 30 days after the occurrence thereof. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement as to the compliance by Southwest with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive, on behalf of the registered holders of all debt securities of the series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security.

Compliance with certain covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class.

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Subject to the provisions described in the next paragraph, Southwest will preserve its corporate existence.

Southwest has agreed not to consolidate with or merge into any other entity, or to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

•

the entity formed by the consolidation or into which Southwest is merged, or the entity which acquires or which leases the property and assets of Southwest substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities (or the debt securities guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of Southwest as the case may be, under the indenture; and

•

immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the prospectus supplement.

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to Southwest; or

•

to add one or more covenants of Southwest or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon Southwest; or

•	to add any additional events of default for all or any series of debt securities; or

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture provided that such change, elimination or addition does not affect any outstanding security; or

•	to establish the form or terms of debt securities of any series as permitted by the indenture; or

•	to add to or change any of the provisions with respect to bearer securities, provided that such action will not adversely affect the holders of such securities; or

•	to evidence and provide for the acceptance of appointment of a successor trustee; or

•	to cure any ambiguity or defect, or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect.

If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or the elimination of provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Southwest and the trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

With Registered Holder Consent

We and the trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security directly affected thereby:

•	change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, impair the right to bring suit to enforce any payment, or modify the provisions of the indenture with respect to conversion or exchange in a manner adverse to the holders;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain of the provisions in the indenture relating to supplemental indentures.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series.

Miscellaneous Provisions

The indenture provides that certain debt securities, including those for which payment or redemption money have been deposited or set aside in trust as described under “Defeasance and Covenant Defeasance” below, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date.

Defeasance and Covenant Defeasance

The indenture provides, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance”; and

•	released from our obligations under certain covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payment or upon redemption.

The indenture permits defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the covenants described in the description of covenant defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned.

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to principles of conflicts of laws).

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, preference stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, or other offering material, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, preference stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods shown. For purposes of computing the ratios of earnings to fixed charges, earnings are defined as the sum of pretax income from continuing operations plus fixed charges. Fixed charges consist of all interest expense including capitalized interest, one-third of rent expense (which approximates the interest component of such expense), preferred securities distributions, and amortized debt costs. Due to the seasonal nature of our business, these ratios are computed on a twelve-month basis:

	Twelve months ended September 30, 2008	Year ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	2.14	2.25	2.25	1.70	1.93	1.60

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes.

LEGAL MATTERS

Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities offered pursuant to this prospectus for us. Certain legal matters may be passed upon for the underwriters, dealers or agents, if any, identified in a prospectus supplement or other offering material by counsel named in the applicable prospectus supplement or other offering material.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SOUTHWEST GAS CORPORATION

Common Stock • Preferred Stock • Preference Stock • Debt Securities •

Depositary Shares • Warrants • Units

PROSPECTUS

December 23, 2008

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Southwest Gas Corporation in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		+
Legal fees and expenses		+
Blue Sky fees and expenses (including counsel fees)		+
Printing fees		+
Trustee fees and expenses		+
Miscellaneous fees and expenses		+
Total	$

*	Applicable SEC registration fees have been deferred pursuant to Rule 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
+	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

The Company’s Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the “Law”) (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company or by the Company for breach of a director’s duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided (a) for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

The bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company’s Articles of Incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

Item 16.	Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Preference Stock

1.5*	Form of Underwriting Agreement with respect to Warrants

1.6*	Form of Underwriting Agreement with respect to Units

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007)

3.2	Amended Bylaws

4.1	Form of Deposit Agreement (including the form of Depository Receipt) (incorporated by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-3, File No. 33-55621)

4.2	Form of Indenture (including the form of Debt Securities) with respect to Debt Securities

4.3	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.0 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2003)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Form of Specimen Preference Stock Certificate

4.6*	Form of Certificate of Designation of Preferred Stock

4.7*	Form of Certificate of Designation of Preference Stock

4.8*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preference Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of Morrison & Foerster LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008)

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture relating to the Debt Securities (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 23rd day of December 2008.

SOUTHWEST GAS CORPORATION

By:	/s/ Jeffrey W. Shaw
Name:	Jeffrey W. Shaw
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey W. Shaw	Director, Chief Executive Officer	December 23, 2008
Jeffrey W. Shaw	(Principal Executive Officer)

/s/ George C. Biehl	Director, Executive Vice President,	December 23, 2008
George C. Biehl	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

/s/ Roy R. Centrella	Vice President, Controller and	December 23, 2008
Roy R. Centrella	Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert L. Boughner*	Director	December 23, 2008
Robert L. Boughner

/s/ Thomas E. Chestnut*	Director	December 23, 2008
Thomas E. Chestnut

/s/ Stephen C. Comer*	Director	December 23, 2008
Stephen C. Comer

/s/ Richard M. Gardner*	Director	December 23, 2008
Richard M. Gardner

/s/ James J. Kropid*	Chairman of the Board of Directors	December 23, 2008
James J. Kropid

/s/ Michael O. Maffie*	Director	December 23, 2008
Michael O. Maffie

/s/ Anne L. Mariucci*	Director	December 23, 2008
Anne L. Mariucci

/s/ Michael J. Melarkey*	Director	December 23, 2008
Michael J. Melarkey

/s/ Carolyn M. Sparks*	Director	December 23, 2008
Carolyn M. Sparks

/s/ Thomas A. Thomas*	Director	December 23, 2008
Thomas A. Thomas

/s/ Terrence L. Wright*	Director	December 23, 2008
Terrence L. Wright

*By:	/s/ George C. Biehl
George C. Biehl
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Debt Securities

1.2*	Form of Underwriting Agreement with respect to Common Stock

1.3*	Form of Underwriting Agreement with respect to Preferred Stock

1.4*	Form of Underwriting Agreement with respect to Preference Stock

1.5*	Form of Underwriting Agreement with respect to Warrants

1.6*	Form of Underwriting Agreement with respect to Units

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007)

3.2	Amended Bylaws

4.1	Form of Deposit Agreement (including the form of Depository Receipt) (incorporated by reference to Exhibit 4.01 of the Registrant’s Registration Statement on Form S-3, File No. 33-55621)

4.2	Form of Indenture (including the form of Debt Securities) with respect to Debt Securities

4.3	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.0 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 22, 2003)

4.4*	Form of Specimen Preferred Stock Certificate

4.5*	Form of Specimen Preference Stock Certificate

4.6*	Form of Certificate of Designation of Preferred Stock

4.7*	Form of Certificate of Designation of Preference Stock

4.8*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Debt Securities

4.9*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Common Stock

4.10*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preferred Stock

4.11*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Preference Stock

4.12*	Form of Warrant Agreement (including Warrant Certificate) with respect to Warrants to purchase Units

4.13*	Form of Unit Agreement (including Unit Certificate)

5.1	Opinion of Morrison & Foerster LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008)

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture relating to the Debt Securities (to be filed prior to any issuance of Debt Securities)

*	To be filed as an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference into this registration statement.